Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 1999 Equity Incentive Plan and 1999 Employee Stock Purchase Plan of Selectica, Inc. of our report dated June 10, 2008 relating to the consolidated financial statements of Selectica, Inc., included in its Annual Report (Form 10-KSB) for the year ended March 31, 2008 filed with the Securities and Exchange Commission.

/s/ Armanino McKenna LLP

ARMANINO McKENNA LLP

San Ramon, California

June 12, 2008